SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 10, 1998

                              3DX TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                     000-21841                  76-0386601
(State or other jurisdiction of      (Commission              (I.R.S. Employer
       incorporation)                 File Number)           Identification No.)

                                12012 WICKCHESTER
                                    SUITE 250
                              HOUSTON, TEXAS 77079
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (281) 579-3398
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ITEM 5. OTHER EVENTS.

               On June 10, 1998, 3DX Technologies Inc., a Delaware corporation (the "Company"), entered into a Common Stock Subscription Agreement dated June 3, 1998 (the "Purchase Agreement") with CWS Limited-Liability Company, Minnowburn Corp. and Susan Morrice, et al. (each, a "Purchaser" and collectively the "Purchasers"). The Purchase Agreement provides for, among other things, the purchase by the Purchasers of an aggregate of 1,462,044 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), at a purchase price of $1.50 per Share. The Purchase Agreement also grants to the Purchasers an option (the "Option") to purchase, subject to stockholder approval, up to an aggregate of 1,871,290 additional shares of Common Stock (the "Option Shares"), at a purchase price of $1.50 per share. The Purchasers are required to give notice to the Company of their intent to exercise this Option within 60 days following the closing under the Purchase Agreement. The Option may be reduced by an aggregate total of 935,645 shares in the event that the Company receives on offer to purchase shares of Common Stock at or above $1.50 per share and the Purchasers do not elect to exercise their Option for an equivalent number of shares.

               The Purchase Agreement grants the Purchasers the right, subject to stockholder approval, to receive certain additional shares of Common Stock (the "Dilution Shares") in the event of certain dilutive issuances at less than $1.50 per share of Common Stock (or per equivalent share of Common Stock in the case of certain convertible or similar securities) which may be made by the Company and grants to the Purchasers the right, subject to stockholder approval, to receive additional shares of Common Stock (the "Penalty Shares") in the event that the Company fails to meet certain timing requirements with respect to the filing and effectiveness of the resale registration statement described below.

               The Purchase Agreement also requires the Company to submit to its stockholders, a proposal for the adoption and approval of a one-for-five reverse stock split with respect to all of the outstanding Common Stock of the Company (the "Reverse Stock Split") and to use its reasonable best efforts (consistent with applicable fiduciary duties) to cause the stockholders to approve such proposal. The Board of Directors of the Company has approved the Reverse Stock Split. The Company is also required to hold a meeting of the Company's stockholders (the "Special Meeting") that will include a stockholder vote on the Reverse Stock Split and approval of the Purchase Agreement and the issuance of the Option Shares, the Dilution Shares, and the Penalty Shares.

               The Company has agreed to file a registration statement relating to the resale of the Shares and the Option Shares, the Dilution Shares, and the Penalty Shares in accordance with the terms of the Purchase Agreement. The Company has agreed to pay the Registration Expenses (as defined in the Purchase Agreement) associated with such registration and to indemnify the Purchasers from certain liabilities associated therewith.

               Under the Purchase Agreement, for so long as the Purchasers own at least 80% of the shares purchased under the Purchase Agreement or 25% of the outstanding shares of Common Stock,

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whichever is less, then, at the Purchasers' option, either (i) a designated representative of the Purchasers is entitled to attend (but not to vote at) all meetings of the Board of Directors of the Company and each meeting of any committee thereof and receive information with respect thereto or (ii) the Board of Directors of the Company will take all actions necessary to appoint to the Board of Directors, one designee of the Purchasers who must be reasonably acceptable to the Board of Directors.

               Each Purchaser, other than Centennial Energy Partners, L.P., Tercentennial Energy Partners, L.P., Quadrennial Partners, L.P., Centennial Overseas Fund, LTD and Investment 11, LLC (collectively "Centennial"), has separately agreed that, for so long as the Purchasers in the aggregate own more than 30% of the issued and outstanding Common Stock of the Company and until the expiration of one year from the date of the Purchase Agreement, neither the Purchaser nor any of its affiliates nor associates will, without the prior consent of the Board of Directors, other than as specifically contemplated by the Purchase Agreement (i) become the beneficial owner of any voting securities or rights to acquire any voting securities of the Company other than the acquisition of beneficial ownership of an additional 1,000,000 shares of Common Stock in the aggregate for all Purchasers, or (ii) otherwise act, alone or in concert with others seeking to control the management, Board of Directors or policies of the Company. The Purchasers are released from these restrictions on the first to occur of (i) the Company being in default (after expiration of all grace periods) under its credit agreement with NationsBank of Texas, N.A., et. al. dated December 18, 1997, and (ii) the Company's suffering certain material adverse changes from the date of the Purchase Agreement.

               The Purchase Agreement also provides that, for a period of 60 days from the date of the Purchase Agreement, the Company will not, directly or indirectly, solicit, initiate or engage in any discussions or negotiations with any person or entity regarding any merger, consolidation or business combination involving the Company or the sale, transfer or assignment of all or substantially all of the assets of the Company. The Company has also agreed, subject to certain exceptions, that it will not enter into any agreement to sell more than an additional 1,871,290 shares of Common Stock (which amount is reduced by any shares for which the Purchasers have given a binding commitment to purchase, in excess of 935,645) prior to the Option Closing Date (as defined in the Purchase Agreement).

               The Company has also granted the Purchasers a right of first refusal (which right expires at the time of the Option Closing Date) with respect to the sale of any project owned by the Company pursuant to a bona fide written offer.

               In connection with the Purchase Agreement, the Purchasers required certain directors and officers of the Company and an affiliate of a Purchaser to enter into a voting agreement (the "Voting Agreement") for the benefit of the Purchasers whereby each of such persons agreed to vote Common Stock beneficially owned by them in favor of the stock issuances and other transactions contemplated by the Purchase Agreement at any and all meetings of the stockholders of the Company and appointed certain representatives of the Purchasers as their proxy to vote their shares. The parties to such agreement agreed that until such transactions are consummated, they will not,

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directly or indirectly, (i) grant any proxies or enter into any voting trust or similar agreement with respect to the voting of such party's Common Stock, (ii) acquire or sell, assign, transfer or otherwise dispose of any of such party's Common Stock, or (iii) enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares. The parties to the Voting Agreement and the number of outstanding shares of common stock beneficially owned by each that are subject to the Voting Agreement are as follows: C. Eugene Ennis - 269,267 shares; Peter M. Duncan - 355,448 shares; Douglas C. Nester - 357,448 shares; Joseph Schuchardt, III - 41,699 shares; Jon
W. Bayless - 749,025 shares; Douglas C. Williamson - 721,903 shares; Ronald P. Nowak - 50,000 shares; Charles E. Edwards - 17,002 shares; Peter K. Seldin - 365,159 shares. (2,926,951 shares in the aggregate). Such shares, when added to the 1,462,044 shares purchased by the Purchasers prior to the Special Meeting, would constitute approximately 49.8% of the 8,810,941 shares of Common Stock expected to be outstanding after the initial issuance of Shares under the Purchase Agreement.

               The Company has also agreed to pay all account balances that the Company has with Aspect Resources LLC, Esenjay Petroleum Corporation and Esenjay Exploration, Inc. within ten days of the Closing Date. In addition, the Company expects to use the proceeds of the offering for payment of certain other obligations relating to exploration operations and to continue the drilling of its prospect portfolio.

               The descriptions of the Purchase Agreement and the Voting Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of each of the Purchase Agreement and the Voting Agreement, a copy of each of which have been filed as Exhibit 99.1 and
Exhibit 99.2 hereto, respectively, and which are incorporated by reference herein.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (c)    Exhibits.

        99.1 Common Stock Subscription Agreement dated as of June 3, 1998 among the Company, Susan Morrice, Minnowburn Corp., CWS Limited-Liability Company, Centennial Energy Partners, L.P., Tercentennial Energy Partners, L.P., Quadrennial Partners, L.P., Centennial Overseas Fund, LTD, and Investment 11, LLC, Donald D. Wolf, Altira Group LLC, James R. Newell, Alex B. Campbell, Paul
               D. Favret and Wayne W. Williamson.

        99.2 Voting Agreement dated as of June 3, 1998 among C. Eugene Ennis, Peter M. Duncan, Douglas C. Nester, Joseph Schuchardt, III, Jon
               W. Bayless, Douglas C. Williamson, Ronald P. Nowak, Charles E. Edwards and Peter K. Seldin.

        99.3   Press Release dated June 10, 1998.

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     3DX TECHNOLOGIES INC.

                                     By: /s/ RUSSELL L. ALLEN
                                     Name: Russell L. Allen
                                     Title: Vice President of Finance
                                            and Chief Financial Officer

Date:  June 15, 1998

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